EX-99.906CERT

CERTIFICATION

Paul K. Hoffmeister, President, Chairman, CFO, Treasurer and Secretary of Georgetowne Funds (the “Registrant”), does certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2004 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Chairman, CFO, Treasurer and Secretary

Georgetowne Funds

/s/Paul K. Hoffmeister

Paul K. Hoffmeister

Date: December 30, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Georgetowne Funds and will be retained by Georgetowne Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSRS filed with the Commission.